Exhibit 5.1
Alston&Bird
90 Park Avenue
New York, NY 10016
212-210-9400
Fax: 212-922-3995

Mark F. McElreath	Direct Dial: 212-210-9595	Email: mark.mcelreath@alston.com

July 9, 2018
TG Therapeutics, Inc. 2 Gansevoort Street, 9th Floor New York, New York 10014

    Ladies and Gentlemen:

We have acted as counsel to TG Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the registration statement (the “Registration Statement”) on Form S-3 filed today by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the sale by the Selling Stockholder (as defined in the Registration Statement) from time to time, of up to 216,294 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). This opinion letter is being rendered pursuant to Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-K.

We have examined the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Restated By-Laws of the Company (the “Bylaws”), records of proceedings of the Board of Directors, or committees thereof, and records of proceedings of the stockholders, deemed by us to be relevant to this opinion letter, and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein.

We have assumed that the terms of the Securities will have been established so as not to, and the performance of the Company’s obligations under the Securities, will not, violate, conflict with or constitute a default under (i) any agreement or instrument to which the Company is subject, (ii) any law, rule or regulation to which the Company is subject (except that we do not make the assumption with respect to Opined on Law (as defined below)), (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

Based on the foregoing, we are of the opinion that:

The shares of Common Stock to be registered pursuant to the Registration Statement (the “Offered Common Shares”) are duly authorized, validly issued, fully paid and nonassessable.

The opinion set forth herein is limited to the DGCL, applicable provisions of the Constitution of the State of Delaware and reported judicial decisions interpreting the foregoing, and federal laws of the United States of America to the extent referred to specifically herein (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion herein concerning any other laws. We are not engaged in the practice in the State of Delaware; however, we are generally familiar with the DGCL as currently in effect and have made such inquiries as we consider necessary to render the opinion contained herein. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

The opinion set forth herein is subject to (i) the effect of any bankruptcy, insolvency, reorganization, moratorium, arrangement or similar laws affecting the rights and remedies of creditors generally, including the effect of statutory or other laws regarding fraudulent transfers or preferential transfers, and (ii) general principles of equity, including concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief or other equitable remedies regardless of whether enforceability is considered in a proceeding in equity or at law. We express no opinion regarding the effectiveness of (i) any waiver of stay, extension or usury laws or of unknown future rights; or (ii) provisions may be held unenforceable as contrary to federal or state securities laws.

No opinion may be implied or inferred beyond the opinions expressly stated herein. Our opinions expressed herein are as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

ALSTON & BIRD LLP

By:  /s/ Mark F. McElreath
Mark F. McElreath, Partner

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